                                                                 Exhibit 99.1

                   Joint Filer Information

Name of Joint Filer:                       Altitude Acquisition Holdco LLC

Address of Joint Filer:                    c/o Altitude Acquisition Corp.
                                           400 Perimeter Center Terrace, Suite
                                           151
                                           Atlanta, Georgia 30346

Relationship of Joint Filer to Issuer:     10% Owner , Director (Director by
                                           Deputization). Mr. Teplis serves as
                                           a Director of the Issuer. Altitude
                                           Acquisition Holdco LLC may be
                                           deemed a director by deputization
                                           as a result of such service of Mr.
                                           Teplis.

Issuer Name and Ticker
or Trading Symbol:                         Altitude Acquisition Corp. [ALTU]

Date of Event Requiring Statement:
(Month/Day/Year):                          12/11/2020

Name of Joint Filer:                       Gary Teplis

Address of Joint Filer:                    c/o Altitude Acquisition Corp.
                                           400 Perimeter Center Terrace, Suite
                                           151
                                           Atlanta, Georgia 30346

Relationship of Joint Filer to Issuer:     10% Owner, Officer (Chief Executive
                                           Officer and President) and Director

Issuer Name and Ticker
or Trading Symbol:                         Altitude Acquisition Corp. [ALTU]

Date of Event Requiring Statement:
(Month/Day/Year):                          12/11/2020